                                                                   Exhibit 10.78

      PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH PORTIONS ARE DESIGNATED "***".

                     MONRO - MORSE MERCHANDISING AGREEMENT
                                SEPTEMBER 1, 2002

      This merchandising agreement is entered into between Monro Muffler Brake, Inc., Rochester, NY (Customer) and Morse Automotive Corporation, Chicago, IL (Supplier), combined within this agreement as Parties, effective September 1, 2002 and continuing through August 31, 2005. For the term of this agreement, the following conditions shall apply:

      The Supplier shall be the primary supplier of loaded brake calipers to the Customer. The Customer agrees to purchase a minimum of 95% of all its remanufactured brake calipers from the Supplier, and the Supplier agrees to provide the Customer with a minimum of 95% order fill subject to:

- Supplier agrees to load remanufactured calipers with premium-grade friction materials that meet or exceed OEM design requirements, including, but not limited to integrally-molded pads, slotted, chamfered and shimmed (as applicable).

- Customer needs that arise at store level to accommodate the repairs to a vehicle for which a caliper is needed may be purchased from local vendor(s) and shall not count as part of the 95% purchase commitment.

- Supplier shall furnish Customer with calipers in "ready-to-install" condition including brackets or mounting kits assembled, and pads staked to calipers (as applicable).

- Customer stocking needs for which the Supplier does not offer and have available a remanufactured product of suitable quality shall not count as part of the 95% purchase commitment until such time as the Supplier makes the product available to the Customer.

- In the event the Supplier is unable to provide their own friction to meet the service needs of the Customer, the Customer reserves the right to determine the friction material used by the Supplier. However, at such point the Supplier is able to provide for the service needs of the Customer, the Supplier's friction will be used. If Customer selects a friction material different than the material quoted, Supplier has the right to adjust the caliper price to reflect the difference in the friction cost. Should Customer select a friction material that costs less than the material quoted, the Supplier will adjust the caliper price to reflect the difference. Under no circumstances shall Supplier furnish remanufactured calipers with alternative friction material without the consent of the Customer.

1.  PRICING

         Supplier shall furnish a "net price" sheet to the Customer for all items available at the time of this agreement, and shall from time to time provide the Customer with updates as new products become available. ***

a.       ***

b.       ***

2.  PROMOTIONAL SUPPORT

         Supplier shall provide the Customer with promotional advertising credits on calculated net merchandise cost within forty-five (45) days of the end of each calendar quarter (March, June, September, December). These credits shall include:

         ***

3.  ADDITIONAL COOPERATIVE ADVERTISING

      ***

      As advance consideration of the Supplier finding and implementing necessary cost savings to meet the service needs of the Customer, this rebate will be guaranteed for life of the supply agreement at the maximum rebate level noted above. It is agreed any such remanufacturing changes implemented by the Supplier shall not adversely affect the quality of the product.

4.  CHANGEOVER COSTS

      ***

5.  NEW STORE SUPPORT

      ***

6.  CORE HANDLING

      ***

7.  WARRANTY


     Customer shall have the right to return for full credit (merchandise and core) any merchandise received from Supplier which is new defective within thirty days of installation.

8.    PAYMENT TERMS

     Supplier shall issue the Customer payment terms of 2%/45 days/Net 60 days

9.    SUPPLIER CHANGE OF CONTROLLING INTEREST

        In the event that a change of control of the Supplier shall result in a party, person or corporate entity controlling a majority share of Morse and such party, person or corporate entity shall be a citizen of, or based in, a country which is, or becomes, listed on the United States of America's Department of State's Office of Defense Trade Control's Embargo Reference Chart, the Customer shall have the immediate right to terminate this agreement without penalty or prior notification.

      a.    ***


      b. In the event that the Supplier is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise, the Customer at its sole discretion, may terminate this Agreement upon sixty (60) days written notice.

10.   CUSTOMER CHANGE OF CONTROLLING INTEREST

     In the event that the Customer is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise, the Customer, or its successor(s) may terminate this Agreement upon sixty (60) days written notice.

11.   TERMINATION

         ***

12.   FREIGHT AND SHIPPING


      Supplier agrees to deliver product to the Customer at up to five (5) warehouse destinations, freight prepaid, FOB the Customer's receipt address for regular stock orders meeting prepaid shipment minimums. Supplier agrees to allow the Customer to transport orders from, and return cores to, the Supplier's designated shipping/receiving point. If Customer shall transport to/from Supplier, Supplier will issue a credit to the Customer equaling the prevailing freight charge of the Supplier's preferred motor carrier.

FOR MONRO MUFFLER BRAKE, INC.                 FOR MORSE AUTOMOTIVE CORPORATION.

/s/ David M. Baier                            /s/ Jay McCorry
---------------------------------             ----------------------------------
Signature                                     Signature



David M. Baier, Vice President                Jay McCorry,
Merchandising                                 Executive Vice President
---------------------------------             ----------------------------------
Name/Title                                    Name/Title



August 12, 2002                               August 12, 2002
---------------------------------             ----------------------------------
Date                                          Date